Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-233208 on Form S-3, and Registration Statement Nos. 333-215118 and 333-233203 on Form S-8 of our report dated March 12, 2020, relating to the consolidated financial statements of Eagle Bulk Shipping Inc. and the effectiveness of Eagle Bulk Shipping Inc 's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ DELOITTE & TOUCHE LLP

New York, New York

March 12, 2020